                                                                   Exhibit 10.35



                        FORM OF INDEMNIFICATION AGREEMENT


This Agreement is between Rockford Corporation ("Rockford" or "Rockford"), and _____________, a director of Rockford ("Director"). Rockford and Director agree as follows:

1 DIRECTOR'S POSITION. Director is a director of Rockford. Rockford wants Director to serve as a director and Director will serve if Director is indemnified as provided in this Agreement.

2 BEST JUDGMENT. Rockford desires that Director be free in serving Rockford to exercise Director's best judgment, without undue concern for litigation or claims for damages arising out of or related to the performance of Director's duties.

3 INDEMNIFICATION. Rockford indemnifies Director against, and will pay on behalf of Director, Losses in any Proceeding brought as a result of Director serving as a director of Rockford or as an officer or director of another corporation at Rockford's request. Rockford will indemnify Director to the full extent authorized or permitted by the State Statute. For purposes of this Agreement:

     3.1 "Losses" means all expenses (including attorneys' fees), damages, judgments, fines, and amounts paid in settlement actually and reasonably incurred by Director;

     3.2 "Proceeding" means any threatened, pending or completed civil, criminal, administrative, or investigative action, suit or proceeding (including any action or suit by or in the right of Rockford); and

     3.3 "State Statute" means the general corporation law of Arizona and the indemnification provisions of any successor or amended statute.

4    EXCLUSIONS FROM INDEMNIFICATION.

     4.1 Inappropriate Conduct. Rockford will not indemnify Director if liability arises as a result of Director's fraud, deliberate dishonesty, or willful misconduct or if the State Statute prohibits indemnification.

     4.2 Proceedings Initiated by Director. Rockford is not obligated to indemnify Director in connection with a Proceeding initiated by Director unless (a) the Proceeding was authorized or permitted by Rockford or (b) the Proceeding is to enforce rights to indemnification under this Agreement.

5 CONTINUATION OF INDEMNITY. Rockford's obligations under this Agreement continue (a) during the period Director serves as a director of Rockford or as an officer or director of any other corporation at Rockford's request and (b) as long as Director is subject to any Proceeding by reason of Director's service.

6        PROCEDURES.

         6.1 Notice. Director must notify Rockford of the threat or commencement of any Proceeding. Director's delay in notifying Rockford of the threat or commencement of any Proceeding will relieve Rockford from its obligation to indemnify Director to the extent (but only to the extent) that the delay in notification materially prejudices Rockford's defense of the Proceeding.

         6.2 Advance of Expenses. Rockford will pay expenses (including attorneys fees) reasonably incurred or to be incurred by Director in defending a Proceeding, in advance of the final disposition of the Proceeding, subject to the following procedures:

                  (a) Director must first deliver to Rockford Director's good faith certification that indemnification of Director is permitted under this Agreement and the State Statute.

                  (b) Upon receipt of the required certification, Rockford will advance Director's expenses in defending the Proceeding unless Rockford's Board of Directors certifies in good faith that it reasonably believes that indemnification is not permitted under this Agreement or the State Statute.

                  (c) If the Board of Directors makes such a certification, then Rockford will retain independent counsel, reasonably satisfactory to Director, to investigate whether indemnification is permitted under this Agreement and the State Statute. Unless otherwise agreed by Rockford and Director, counsel must complete its investigation and issue a finding within 30 days after counsel's retention.

                           (1) If counsel's finding is that indemnification is permitted, then Rockford will advance Director's expenses in the Proceeding and will pay the fees of counsel.

                           (2) If counsel's finding is that indemnification is prohibited, then Rockford is not required to advance Director's expenses in the Proceeding and Director will pay the fees of counsel.

                           (3) The finding of counsel is not evidence of Director's final responsibility. The finding is final only to determine Rockford's obligation to advance Director's expenses in advance of the final disposition of the Proceeding. Counsel's finding (i) against Director will not prevent

                  Director from seeking indemnification for the expenses upon the final disposition of the Proceeding and (ii) against Rockford will not prevent Rockford from seeking repayment of the expenses advanced upon the final disposition of the Proceeding.

         (d) If Rockford is obligated to advance expenses, its obligation is subject to its right to assume the defense of the Proceeding.

         (e) If Rockford is obligated to advance expenses, it is obligated to make payments only against bills as rendered, for expenses actually incurred, and on commercially reasonable terms. Rockford is not obligated to pay an excessive retainer.

6.3      Defense of Claim.  Upon receipt by Rockford of notice of a Proceeding:

         (a) Rockford is entitled to participate in the Proceeding at its own expense.

         (b) Rockford is entitled to assume the defense of the Proceeding, with counsel reasonably acceptable to Director. After notice from Rockford to Director of its election to assume the defense, Rockford is not liable for any legal or other expenses subsequently incurred by Director in connection with the Proceeding, other than reasonable costs of investigation or as otherwise provided in this section.

         (c) Director may employ his or her own counsel in the Proceeding, but the fees and expenses of counsel, incurred after notice of the Rockford's assumption of the defense, will be at Director's expense unless

                  (1) Rockford has authorized Director's employment of counsel,

                  (2) Director has reasonably concluded, based on the opinion of his or her counsel, that there is a conflict of interest or position between Rockford and Director in the conduct of the defense, or

                  (3) Rockford has not in fact employed counsel to assume the defense.

                  In each of these cases the fees and expenses of counsel for Director will be at Rockford's expense if Rockford is determined ultimately to be responsible to indemnify Director with respect to the Proceeding.

6.4      Settlement.

         (a) Rockford is not obligated to reimburse the costs of a settlement unless it has agreed to the settlement.

         (b) If Director unreasonably fails to enter into a settlement agreed to by the opposing party and Rockford, then Rockford's indemnification obligation to Director in the Proceeding will not exceed (1) the amount of the agreed settlement plus (2) expenses incurred before the settlement could have been effected.

7 OFFSET FOR OTHER PAYMENTS. Rockford is not liable to make any payment under this Agreement for a Loss if the Loss is paid on behalf of Rockford from insurance or any other source.

8 REPAYMENT OF EXPENSES. If a final judicial decision (from which there is no further right of appeal) determines that Rockford is not permitted to indemnify Director, then Director will reimburse Rockford for (a) reasonable expenses incurred to defend the Proceeding and (b) all amounts Rockford advanced to Director to defend the Proceeding.

9 ATTORNEYS' FEES. If either party brings an action to enforce rights or to collect monies due under this Agreement, the prevailing party is entitled to recover reasonable fees and expenses, including attorneys' fees, costs, and expenses, incurred in such action.

10 INDUCEMENT FOR CONTINUED SERVICE. Rockford acknowledges that (a) it has entered into this Agreement and assumed the obligations imposed on Rockford in order to induce Director to continue to serve Rockford and (b) Director is relying upon this Agreement in continuing to serve Rockford.

11 SEVERABILITY. Each provision of this Agreement is a separate and distinct agreement and independent of the others. If a term of this Agreement is unenforceable, that term will be deleted from this Agreement and the enforceability of this Agreement will be otherwise unaffected.

12   GOVERNING LAW. The laws of Arizona govern this Agreement.

13 BINDING EFFECT. This Agreement is binding upon Director and upon Rockford, its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or operation of law). This Agreement inures to the benefit of Director and Director's heirs, personal representatives, executors, and administrators.

14 AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement is effective unless in writing signed by both parties.

15 THIRD PARTY BENEFIT. Nothing in this Agreement is intended to confer any rights or remedies on any person other than parties and their respective heirs, personal representatives, executors and administrators, successors, and assigns.

16 NOTICES. Notices under this Agreement are effective when delivered, or three days after mailing, first class postage prepaid and return receipt requested, to the addresses on the signature page of this Agreement. A party may change its address for notice by giving notice to the other party.

17   EFFECTIVE DATE.  This Agreement is executed and effective __________, 1999.


                             Rockford Corporation, an Arizona corporation



                             By: /s/ W. Gary Suttle
                                 -----------------------------------------------
                                 Title: President and Chief Executive Officer



                             Address: 546 S. Rockford Drive
                                      Tempe, Arizona 85281




                             /s/
                             --------------------------------------------------
                             Director

                             Address:__________________________________________

                                     __________________________________________